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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-96145

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                  PROSPECTUS SUPPLEMENT NO. 4 DATED MAY 1, 2001
                      TO PROSPECTUS DATED FEBRUARY 14, 2000

     The Selling Holders table on pages 47 - 48 of the Prospectus is hereby amended to add the following selling holder.

                                            Number of Shares    Number of Shares
                                              of Preferred        of Conversion
                                                  Stock              Shares
Selling Holders
---------------

Global Foundation for Humanity                    5,000               9,631

Credit Suisse First Boston Corporation           40,000              77,051

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